Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Members

Sunergy Renewables, LLC

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Sunergy Renewables, LLC (a Nevada limited liability company) and subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in members’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 3 and Note 4 to the consolidated financial statements, the consolidated financial statements as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 have been restated to correct misstatements.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2023.

Kansas City, Missouri

August 16, 2024 (except for Note 3, as to which the date is January 23, 2025)

SUNERGY RENEWABLES, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2022
	(As Restated)
Assets
Current assets
Cash and cash equivalents	$8,022,306	$2,268,306
Accounts receivable, including $396,488 and $0 from related parties, net of allowance for credit losses of $862,580 and $742,772, as of December 31, 2023 and 2022, respectively	2,905,205	564,279
Inventories	350,353	287,146
Prepaid installation costs	4,915,064	119,755
Prepaid expenses and other current assets	40,403	102,255
Total current assets	16,233,331	3,341,741
Other assets	62,140	62,140
Property, equipment and other fixed assets, net	2,289,723	1,699,720
Right-of-use operating lease asset	1,135,668	1,017,717
Right-of-use finance lease asset	583,484	-
Intangibles, net	771,028	2,069,358
Goodwill	27,010,745	27,010,745
Total assets	$48,086,119	$35,201,421

Liabilities and members’ equity
Current liabilities
Accounts payable	$4,699,855	$198,057
Accrued expenses and other current liabilities, including $2,415,966 and $0 with related parties at December 31, 2023 and 2022, respectively	4,646,365	369,082
Due to officers - related party	-	104,056
Current portion of long-term debt	294,398	229,842
Current portion of obligations under operating leases	539,599	473,797
Current portion of obligations under finance leases	118,416	-
Contract liabilities, including $1,160,848 and $0 with related parties as of December 31, 2023 and 2022, respectively	5,223,518	1,149,047
Total current liabilities	15,522,151	2,523,881
Obligations under operating leases, non-current	636,414	580,980
Obligations under finance leases, non-current	479,271	-
Long-term debt	825,764	820,714
Total liabilities	17,463,600	3,925,575
Commitments and contingencies (Note 12)

Members’ Equity	30,622,519	31,275,846
Total liabilities and members’ equity	$48,086,119	$35,201,421

The accompanying notes are an integral part of these consolidated financial statements.

SUNERGY RENEWABLES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2023	2022
	(As Restated)	(As Restated)
Revenue, net of financing fees of $38,213,402 and $32,485,288 for the years ended December 31, 2023 and 2022, respectively	$94,226,149	$88,963,855
Related party revenue, net of financing fees of $6,851,232 and $0 for the years ended December 31, 2023 and 2022, respectively	15,464,852	-
Total revenue	109,691,001	88,963,855
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization shown below)	59,436,674	47,660,969
Depreciation and amortization	1,841,874	1,706,243
Sales and marketing	30,324,059	24,512,759
General and administrative	12,949,067	6,438,118
Total operating expenses	104,551,674	80,318,089
Income from operations	5,139,327	8,645,766
Other (expense) income, net:
Other expense, net	(183,401)	(2,510)
PPP loan forgiveness	-	73,809
Interest expense	(110,857)	(51,295)
Total other (expense) income, net	(294,258)	20,004
Net income	$4,845,069	$8,665,770

Basic and diluted net income per common unit	$4.85	$8.67
Weighted average units outstanding, basic and diluted	1,000,000	1,000,000

The accompanying notes are an integral part of these consolidated financial statements.

SUNERGY RENEWABLES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

			Retained Earnings	Total
	Common Units		(Accumulated	Members’
	Units	Amount	Deficit)	Equity
Balance, December 31, 2021	1,000,000	$31,155,864	$(340,245)	$30,815,619
Member distributions	-	-	(8,205,543)	(8,205,543)
Net income	-	-	8,665,770	8,665,770
Balance, December 31, 2022	1,000,000	31,155,864	119,982	31,275,846
Member distributions, as restated	-	-	(5,498,396)	(5,498,396)
Net income, as restated	-	-	4,845,069	4,845,069
Balance, December 31, 2023, as restated	1,000,000	$31,155,864	$(533,345)	$30,622,519

The accompanying notes are an integral part of these consolidated financial statements.

SUNERGY RENEWABLES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2023	2022
	(As Restated)
Cash Flows from Operating Activities
Net income	$4,845,069	$8,665,770
Adjustment to reconcile net income to cash used in operating activities
Depreciation and amortization	1,742,993	1,706,243
PPP loan forgiveness	-	(73,809)
Provision for credit losses	1,531,223	742,772
Non-cash operating lease expense	550,425	283,410
Non-cash finance lease expense	98,881	-
Changes in operating assets and liabilities:
Accounts receivable	(3,475,661)	(916,993)
Accounts receivable due from related parties	(396,488)	-
Inventories	(63,207)	(287,146)
Prepaid installation costs	(4,795,309)	-
Prepaids and other current assets	61,852	(108,671)
Other assets	-	(51,930)
Accounts payable	4,501,798	(477,649)
Accrued expenses and other current liabilities	1,536,287	231,195
Accrued expenses and other current liabilities due to related parties	2,415,996	-
Due to officers	(104,056)	104,056
Contract liabilities	2,913,623	1,149,047
Contract liabilities due to related parties	1,160,848	-
Operating lease payments	(547,140)	(246,350)
Net cash provided by operating activities	11,977,134	10,719,945

Cash flows from Investing Activities
Purchases of property, equipment and other fixed assets	(1,034,666)	(1,077,628)
Net cash used in investing activities	(1,034,666)	(1,077,628)

Cash flows from Financing Activities
Proceeds from the issuance of debt	311,029	561,795
Repayments of debt	(241,423)	(181,109)
Distributions to members	(5,173,396)	(8,205,543)
Repayments of finance lease liability	(84,678)	-
Net cash used in financing activities	(5,188,468)	(7,824,857)

Net increase in cash and cash equivalents	5,754,000	1,817,460
Cash and cash equivalents, beginning of period	2,268,306	450,846
Cash and cash equivalents, end of the period	$8,022,306	$2,268,306

Supplemental Cash Flow information
Cash paid for interest	$103,421	$54,738
Accrual of distribution to owners	325,000	-

The accompanying notes are an integral part of these consolidated financial statements.

1. NATURE OF OPERATIONS

Sunergy Renewables, LLC (together with its subsidiaries, “Sunergy” or the “Company”) is in the business of marketing, sales and installation, warranty coverage and maintenance of solar panel technology to individual households within the United States. As part of this, the Company may also provide roofing repairs and construction. The Company owns 100% of Sun First Energy, LLC, Sunergy Solar LLC and Sunergy Roofing and Construction, LLC.

Business Combination

On March 13, 2024 (the “Closing Date”), the registrant consummated its previously announced business combination (the “Closing”), pursuant to that certain Business Combination Agreement, dated as of April 19, 2023 (as amended on January 24, 2024, the “Business Combination Agreement”), by and among Zeo Energy Corp., a Delaware corporation (f/k/a ESGEN Acquisition Corporation, a Cayman Islands exempted company), ESGEN OpCo, LLC, a Delaware limited liability company (“OpCo”), Sunergy Renewables, LLC, a Nevada limited liability company (“Sunergy”), the Sunergy equityholders set forth on the signature pages thereto or joined thereto (collectively, “Sellers” and each, a “Seller”, and collectively with Sunergy, the “Sunergy Parties”), for limited purposes, ESGEN LLC, a Delaware limited liability company (the “Sponsor”), and for limited purposes, Timothy Bridgewater, an individual, in his capacity as the Sellers Representative (collectively, the “Business Combination”). Prior to the Closing, (i) except as otherwise specified in the Business Combination Agreement, each issued and outstanding Class B ordinary share of ESGEN was converted into one Class A ordinary share of ESGEN (the “ESGEN Class A Ordinary Shares” and such conversion, the “ESGEN Share Conversion”); and (ii) ESGEN was domesticated into the State of Delaware so as to become a Delaware corporation (the “Domestication”). In connection with the Closing, the registrant changed its name from “ESGEN Acquisition Corporation” to “Zeo Energy Corp.”

Following the Domestication, each then-outstanding ESGEN Class A Ordinary Share was converted into one share of Class A common stock of the registrant, par value $0.0001 per share (“Zeo Class A Common Stock”), and each then-outstanding ESGEN Public Warrant converted automatically into a warrant of the registrant, exercisable for one share of Zeo Class A Common Stock. Additionally, each outstanding unit of ESGEN was cancelled and separated into one share of Zeo Class A Common Stock and one-half of one warrant of the registrant.

In accordance with the terms of the Business Combination Agreement, Sunergy caused all holders of any options, warrants or rights to subscribe for or purchase any equity interests of Sunergy or its subsidiaries or securities (including debt securities) convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire, any equity interests of Sunergy or any subsidiary thereof (collectively, the “Sunergy Convertible Interests”) existing immediately prior to the Closing to either exchange or convert all such holder’s Sunergy Convertible Interests into limited liability interests of Sunergy (the “Sunergy Company Interests”) in accordance with the governing documents of Sunergy or the Sunergy Convertible Interests.

At the Closing, ESGEN contributed to OpCo (1) all of its assets (excluding its interests in OpCo, but including the amount of cash in ESGEN’s Trust Account (the “Trust Account”) as of immediately prior to the Closing (after giving effect to the exercise of redemption rights by ESGEN shareholders)), and (2) a number of newly issued shares (the “Seller Class V Shares”) of Class V common stock of the registrant, par value $0.0001 per share (“Zeo Class V Common Stock”), which are non-economic, voting shares of Zeo, equal to the number of Seller OpCo Units (as defined in the Business Combination Agreement) and in exchange, OpCo issued to ESGEN (i) a number of Class A common units of OpCo (the “Manager OpCo Units”) which equaled the total number of shares of the Zeo Class A Common Stock issued and outstanding immediately after the Closing and (ii) a number of warrants to purchase Manager OpCo Units which equaled the number of SPAC Warrants (as defined in the Business Combination Agreement) issued and outstanding immediately after the Closing (the transactions described above in this paragraph, the “ESGEN Contribution”). Immediately following the ESGEN Contribution, (x) the Sellers contributed to OpCo the Sunergy Company Interests and (y) in exchange therefor, OpCo transferred to the Sellers the Seller OpCo Units and the Seller Class V Shares.

Prior to the Closing, Sellers transferred 24.167% of their Sunergy Company Interests (which were thereafter exchanged for Seller OpCo Units and Seller Class V Shares at the Closing, as described above) pro rata to Sun Managers, LLC, a Delaware limited liability company (“Sun Managers”), in exchange for Class A Units (as defined in the Sun Managers limited liability company agreement (the “SM LLCA”) in Sun Managers. In connection with such transfer, Sun Managers executed a joinder to, and became a “Seller” for purposes of, the Business Combination Agreement. Sun Managers intends to grant Class B Units (as defined in the SM LLCA) in Sun Managers through the Sun Managers, LLC Management Incentive Plan (the “Management Incentive Plan”) adopted by Sun Managers to certain eligible employees or service providers of OpCo, Sunergy or their subsidiaries, in the discretion of Timothy Bridgewater, as manager of Sun Managers. Such Class B Units may be subject to a vesting schedule, and once such Class B Units become vested, there may be an exchange opportunity through which the grantees may request (subject to the terms of the Management Incentive Plan and the OpCo A&R LLC Agreement (as defined below)) the exchange of their Class B Units into Seller OpCo Units (together with an equal number of Seller Class V Shares), which may then be converted into Zeo Class A Common Stock (subject to the terms of the Management Incentive Plan and the OpCo A&R LLC Agreement). Grants under the Management Incentive Plan will be made after Closing.

As of the Closing Date, upon consummation of the Business Combination, the only outstanding shares of capital stock of the registrant were shares of Zeo Class A Common Stock and Zeo Class V Common Stock.

In connection with entering into the Business Combination Agreement, ESGEN and the Sponsor entered into a subscription agreement, dated April 19, 2023, which ESGEN, the Sponsor and OpCo subsequently amended and restated on January 24, 2024 (the “Sponsor Subscription Agreement”), pursuant to which, among other things, the Sponsor agreed to purchase an aggregate of 1,000,000 preferred units of OpCo (“Convertible OpCo Preferred Units”) convertible into Exchangeable OpCo Units (as defined below) (and be issued an equal number of shares of Zeo Class V Common Stock) concurrently with the Closing at a cash purchase price of $10.00 per unit and up to an additional 500,000 Convertible OpCo Preferred Units (together with the concurrent issuance of an equal number of shares of Zeo Class V Common Stock) during the six months after Closing if called for by Zeo. Prior to the Closing, ESGEN informed the Sponsor that it wished to call for the additional 500,000 Convertible OpCo Preferred Units at the Closing and, as a result, a total of 1,500,00 Convertible OpCo Preferred Units and an equal number of shares of Zeo Class V Common Stock were issued to Sponsor pursuant to the Sponsor Subscription Agreement for aggregate consideration of $15,000,000.

Accounting for the Business Combination

Following the Business Combination, the registrant is organized in an “Up-C” structure, such that Sunergy and the subsidiaries of Sunergy hold and operate substantially all of the assets and businesses of the registrant, and the registrant is a publicly listed holding company that holds a certain amount of equity interests in OpCo, which holds all of the equity interests in Sunergy. Zeo Class A Common Stock and warrants are traded on Nasdaq under the ticker symbols “ZEO” and “ZEOWW,” respectively.

Based upon the evaluation of the A&R LLC Agreement, the Sellers contributed their interests of Sunergy into OpCo OpCo LLC. OpCo’s members did not have substantive kickout or participating rights and therefore OpCo is a VIE. Consideration of OpCo as a VIE was necessary to determine the accounting treatment between ESGEN and Sunergy. Upon evaluation, ESGEN was considered to be the primary beneficiary through its membership interest and manager powers conferred to it through the Class A Units. For VIEs, the accounting acquirer is always considered to be the primary beneficiary. As such, ESGEN will consolidate OpCo and is considered to the accounting acquirer; however, further consideration of whether the entities are under common control was required in order to determine whether there is an ultimate change in control and the acquisition method of accounting is required under ASC 805.

While Sunergy did not control or have common ownership of ESGEN prior to the consummation of the Business Combination, the registrant evaluated the ownership of the new entity subsequent to the consummation of the transaction to determine if a change in control occurred by evaluating whether Sunergy is under common control prior to and subsequent to the consummation of the transaction. If the business combination is between entities under common control, then the acquisition method of accounting is not applicable and the guidance in ASC 805-50 regarding common control should be applied instead. EITF Issue 02-5 “Definition of ‘Common Control’ in Relation to FASB Statement No. 141” indicates that common control would exist if a group of shareholders holds more than 50 percent of the voting ownership of each entity, and contemporaneous written evidence of an agreement to vote a majority of the entities’ shares in concert exists. Prior to the Business Combination, Sunergy was majority owned by five entities (the “Primary Sellers”), who entered into a Voting Agreement, dated September 7, 2023. The term of the Voting Agreement is for five years from the date of the Voting Agreement. The consummation of the Business Combination with ESGEN did occur within the term of the Voting Agreement.

Prior to the Business Combination and the contributions to Sun Managers as described above, the Primary Sellers had 98% ownership in Sunergy. Immediately following the Business Combination, the Sellers now own approximately 83.8% of the equity of the registrant.

The Voting Agreement constitutes contemporaneous written evidence of an agreement to vote a majority of the Primary Sellers’ shares of the registrant in concert. Accordingly, the Primary Sellers retain majority control through the voting of their units in conjunction with the Voting Agreement immediately prior to the Business Combination and their shares following the Business Combination and, therefore, there was no change of control before or after the Business Combination. This conclusion was appropriate even though there was no relationship or common ownership or control between Sunergy and ESGEN prior to the Business Combination. Accordingly, the Business Combination should be accounted for in accordance with the guidance for common control transactions in ASC 805-50.

Additional factors that were considered include the following:

●	Subsequent to the Business Combination, the registrant’s Board is comprised of one individual designated by ESGEN and five individuals that are designated by Sunergy; and

●	Subsequent to the Business Combination, management of the registrant is the existing management at Sunergy. The individual serving as the chief executive officer and chief financial officer of Sunergy’s current management team continues substantially unchanged upon completion of the Business Combination.

For common control transactions that include the transfer of a business, the reporting entity is required to account for the transaction in accordance with the procedural guidance in ASC 805-50. In essence, the Business Combination will be treated as a reverse recapitalization with ESGEN being treated as the acquired company since there was no change in control. Accordingly, the financial statements of the combined entity will represent a continuation of the financial statements of Sunergy with the business combination treated as the equivalent of Sunergy issuing equity for the net assets of ESGEN, accompanied by a recapitalization.

2. LIQUIDITY AND GOING CONCERN

The management of the Company has assessed the going concern assumptions of the Company during the preparation of these consolidated financial statements.

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Historically, the Company’s primary source of funding to support operations have been cash flows from operations.

3. RESTATEMENTS TO PREVIOUSLY REPORTED FINANCIAL STATEMENTS

Restatement Background

On November 13, 2024, the audit committee of the board of directors of the Company, after discussion with the management of the Company, concluded that the Company’s previously issued financial statements for the fiscal year ended December 31, 2023 and 2022 included in the Original Report as filed with the SEC on March 20, 2024 and as amended on March 25, 2024 and August 19, 2024 (the “8-K”), should no longer be relied upon due to the misstatements described below.

During the preparation of the Company’s condensed consolidated interim financial statements for the quarter ended September 30, 2024, the Company’s management identified the following misstatements to the Company’s financial statements:

●	For the years ended December 31, 2023 and 2022, cost of goods sold (exclusive of depreciation and amortization) included selling expenses related to commissions earned by the sales team and third party dealers related to obtaining sales orders and contracts. The Company has further determined that selling expenses should not be included in the cost of goods sold (exclusive of depreciation and amortization) but instead in sales and marketing expense as they do not relate to the direct delivery of the product or service but rather to the acquiring of the customer and sale of the product or service. This misstatement has no impact on total operating expenses, income from operations or net income. Additionally, this misstatement has no impact on the balance sheets, statements of members’ equity or statements of cash flows.

●	As of December 31, 2023, finance lease assets and liabilities were included in property, equipment and other fixed assets, net and in the current portion of long-term debt and long-term debt. The Company has further determined that the vehicles should be recorded as right-of-use finance lease assets and finance lease liabilities. Adjustments have been made to depreciation and amortization expense and interest expense on the statement of operations as well as adjustments to reflect the presentation of finance leases in the statement of cash flows.

●	As of December 31, 2023 and 2022, adjustments have been made to reflect the correct presentation of operating leases within the statement of cash flows. This has no impact on total operating cash flows.

●	For the years ended December 31, 2023 and 2022, due to the nature of the underlying costs, reclassifications of expenses have been made between cost of goods sold (exclusive of depreciation and amortization), sales and marketing and general and administrative. This misstatement has no impact on total operating expenses, income from operations or net income. Additionally, this misstatement has no impact on the balance sheets, statements of changes in members’ equity or statements of cash flows.

This Note discloses the nature of the restatement adjustments and discloses the cumulative effects of these adjustments on the consolidated statement of operations included in Amendment No.3 to the Original Report. The effects of the misstatements have been corrected in all impacted tables and footnotes throughout these consolidated financial statements.

Impact to the consolidated balance sheet as of December 31, 2023

	As reported	Adjustment	As restated
Property, equipment and other fixed assets, net	2,918,320	(628,597)	2,289,723
Right-of-use finance lease assets	-	583,484	583,484
Total assets	48,131,232	(45,113)	48,086,119
Current portion of long-term debt	404,871	(110,473)	294,398
Current portion of obligations under finance leases	-	118,416	118,416
Total current liabilities	15,514,208	7,943	15,522,151
Obligations under finance leases, non-current	-	479,271	479,271
Long-term debt	1,389,545	(563,781)	825,764
Total liabilities	17,540,167	(76,567)	17,463,600
Members’ Equity	30,591,065	31,454	30,622,519
Total liabilities and members’ equity	48,131,232	(45,113)	48,086,119

Impact to the consolidated statement of operations for the year ended December 31, 2023

	As reported	Adjustment	As restated
Cost of goods sold (exclusive of depreciation and amortization shown below)	$88,188,291	$(28,751,617)	$59,436,674
Depreciation and amortization	$1,860,188	$(18,314)	$1,841,874
Sales and marketing	$1,157,910	$29,166,149	$30,324,059
General and administrative	$13,363,600	$(414,533)	$12,949,067
Total operating expenses	$104,569,989	$(18,315)	$104,551,674
Income from operations	$5,121,012	$18,315	$5,139,327
Interest expense	$(123,996)	$13,139	$(110,857)
Total other (expense) income, net	$(307,397)	$13,139	$(294,258)
Net income	$4,813,615	$31,454	$4,845,069
Basic and diluted net income per common unit	$4.81	$0.04	4.85

Impact to the consolidated statement of changes in members’ equity for the year ended December 31, 2023

	As reported	Adjustment	As restated
Retained earnings (accumulated deficit)
Net income	4,813,615	31,454	4,845,069
Balance, December 31, 2023 (as restated)	(564,799)	31,454	(533,345)
Total Members’ Equity
Net income	4,813,615	31,454	4,845,069
Balance, December 31, 2023 (as restated)	30,591,065	31,454	30,622,519

Impact to the consolidated statement of cash flows for the year ended December 31, 2023

	As reported	Adjustment	As restated
Cash Flows from Operating Activities
Net income	4,813,615	31,454	4,845,069
Adjustment to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,860,188	(117,195)	1,742,993
Non-cash operating lease expense	-	550,425	550,425
Non-cash finance lease expense	-	98,881	98,881
Changes in operating assets and liabilities:
Operating lease payments	3,285	(550,425)	(547,140)
Net cash provided by operating activities	11,963,994	13,140	11,977,134
Cash flows from Investing Activities
Purchases of property, equipment and other fixed assets	(1,780,458)	745,792	(1,034,666)
Net cash used in investing activities	(1,780,458)	745,792	(1,034,666)
Cash flows from Financing Activities
Proceeds from the issuance of debt	1,057,004	(745,975)	311,029
Repayments of debt	(313,144)	71,721	(241,423)
Repayments of finance lease liability	-	(84,678)	(84,678)
Net cash used in financing activities	(4,429,536)	(758,932)	(5,188,468)
Cash paid for interest	93,176	10,245	103,421

Impact to the consolidated statement of operations for the year ended December 31, 2022

	As reported	Adjustment	As restated
Cost of goods sold (exclusive of depreciation and amortization shown below)	$71,208,982	$(23,548,013)	$47,660,969
Sales and marketing	$1,399,452	$23,113,307	$24,512,759
General and administrative	$6,003,412	$434,706	$6,438,118

Impact to the consolidated statement of cash flows for the year ended December 31, 2022

	As reported	Adjustment	As restated
Cash Flows from Operating Activities
Adjustment to reconcile net loss to cash used in operating activities:
Non-cash operating lease expense	-	283,410	283,410
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	268,255	(37,060)	231,195
Operating lease payments	-	(246,350)	(246,350)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and consolidation

The consolidated financial statements for the Company as of December 31, 2023 and 2022 include the accounts of the Company’s wholly-owned subsidiaries for years ended 2023 and 2022. The accompanying consolidated financial statements have been prepared pursuant to the accounting principles generally accepted in the United States of America (“US GAAP”). References to the “ASC” hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative US GAAP. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with US GAAP requires it to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Some of the more significant estimates include subsequent realizability of intangible assets, useful lives of depreciation and amortization and collectability of accounts receivable. Due to the uncertainty involved in making estimates, actual results could differ from those estimates which could have a material effect on the financial condition and results of operations in future periods.

The Company bases its estimates and assumptions on historical experience and other factors, including the current economic environment and on various other judgements that it believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment could have a material effect on the financial condition and results of future operations in future periods.

Segments Information

Operating segments are defined as components of an enterprise for which separate discrete financial information is evaluated regularly by our chief executive officer, who is the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating and reportable segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less from the purchase date to be cash equivalents. The Company maintains its cash in checking and savings accounts. Income generated from cash held in savings accounts is recorded as interest income. The carrying value of the Company’s savings accounts is included in cash and approximates the fair value.

Accounts Receivable and Allowance for Credit losses

Accounts receivable is presented at the invoiced receivable amounts, less any allowance for any potential expected credit loss amounts, and do not bear interest. The Company estimates allowance for doubtful accounts based on the creditworthiness of each customer, historical collections experiences, forward looking information and other information including the aging of the receivables. This analysis resulted in an allowance for credit losses as of December 31, 2023 and 2022 of $862,580 and $742,772, respectively. Additionally, the Company had write-offs of $1,411,415 and $0 and no recoveries for the years ended December 31, 2023 and 2022, respectively. The majority of our customers finance their purchase and installation of solar panels through various financing companies, who then remit payment to Sunergy typically within 3 days after installation. The Company is not deemed a borrower with these financing agreements and as a result is not subject to any of the terms of the financing transaction between the financing company and the customer.

Prepaid installation costs

Prepaid installation costs include costs incurred prior to completion of installations of solar systems. Such costs include the cost of engineering, permits, governmental fees, and other related solar installation costs. These costs are charged to Cost of Goods Sold when each installation is completed.

Prepaid and other current assets

Prepaid and other current assets consist of accrued employee expenses, prepaid insurances, advances for sales commissions, and other current assets.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalent balances in highly rated financial institutions, which at times may exceed federally insured limits. The Company has not experienced any loss relating to cash and cash equivalents in these accounts. The Company performs periodic credit evaluations of its customers’ financial condition as well as monitor the financial condition of the financial counterparties that finance customer transactions and generally does not require collateral. No one customer or financing counterparty exceeded 10% of accounts receivable as of December 31, 2023 and 2022.

Inventories

Inventories are primarily all finished goods comprised of solar panels and other related items necessary for installations and service needs. Inventory is accounted for on a first-in-first-out basis and are measured at the lower of cost or net realizable value, where cost is determined using a weighted-average cost method. When evidence exists that the net realizable value of inventory is lower than its cost, the difference is recognized as Cost of Goods Sold in the consolidated Statements of Operations. As of December 31, 2023 and 2022, inventory was $350,353 and $287,146, respectively.

Property, equipment and other fixed assets

Property, equipment and other fixed assets are carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from their respective accounts, and any difference between the sale proceeds and the carrying amount of the asset is recognized as a gain or loss on disposal in the combined consolidated Statements of Income.

Software that is developed for internal use is accounted for pursuant to ASC 350-40, Intangibles, Goodwill and Other-Internal-Use Software. Qualifying costs incurred to develop internal-use software are capitalized when (i) the preliminary project stage is completed, (ii) management has authorized further funding for the completion of the project and (iii) it is probable that the project will be completed and perform as intended. These capitalized costs include compensation for employees who develop internal-use software and external costs related to development of internal use software. Capitalization of these costs ceases once the project is substantially complete and the software is ready for its intended purpose. Internally developed software is amortized using the straight-line method over an estimated useful life. All other expenditures, including those incurred in order to maintain an intangible asset’s current level of performance, are expensed as incurred. When these assets are retired or disposed of, the cost and accumulated amortization thereon are removed, and any resulting gain or losses are included in the consolidated statements of operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is five years, across all asset classes.

The estimated useful lives and depreciation methods are reviewed at each year-end, with the effect of any changes in estimates accounted for prospectively. All depreciation expense is included with Depreciation and Amortization in the consolidated Statements of Operations.

Impairment of long-lived assets

Management reviews each asset or asset group for impairment whenever events or circumstances indicate that the carrying value of an asset or asset group may not be recoverable, but at least annually. No impairment provisions were recorded by the Company during the years ended December 31, 2023 and 2022.

Goodwill

Goodwill is recognized and initially measured as any excess of the acquisition-date consideration transferred in a business combination over the acquisition-date amounts recognized for the net identifiable assets acquired. Goodwill is not amortized but is tested for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not result in an impairment of goodwill. First, the Company assesses qualitative factors to determine whether or not it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company conducts a quantitative goodwill impairment test comparing the fair value of the applicable reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds the fair value of the reporting unit, the Company recognizes an impairment loss in the consolidated statement of operations for the amount by which the carrying amount exceeds the fair value of the reporting unit. The Company performs its annual goodwill impairment test at December 31 of each year. There was no goodwill impairment for the years ended December 31, 2023 and 2022.

Intangible assets subject to amortization

Intangible assets include tradename, customer lists and non-compete agreements. Amounts are subject to amortization on a straight-line basis over the estimated period of benefit and are subject to annual impairment consideration. Costs incurred to renew or extend the term of a recognized intangible asset, such as the acquired trademark, are capitalized as part of the intangible asset and amortized over its revised estimated useful life.

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of the intangible assets may not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets may not be recoverable. The Company evaluates the recoverability of intangible assets by comparing their carrying amounts to future net undiscounted cash flows expected to be generated by the intangible assets. If such intangible assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the intangible assets exceeds the fair value of the assets. The Company determines fair value based on discounted cash flows using a discount rate commensurate with the risk inherent in the Company’s current business model for the specific intangible asset being valued. No impairment charges were recorded for the years ended December 31, 2023 and 2022.

Accrual for Probable Loss Contingencies

In the normal course of business, the Company is involved in various claims and legal proceedings. A liability is recorded for such matters when it is probable that a loss has been incurred and the amounts can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. Legal costs associated with loss contingencies are expensed as incurred.

Revenue Recognition

The Company accounts for its revenue in accordance with ASC 606. The Company applies judgment in the determination of performance obligations in accordance with ASC 606. Performance obligations in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. In addition, a single performance obligation may comprise a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer. This principle is achieved through applying the following five-step approach:

●	Step 1 - Identification of the contract, or contracts, with a client.

●	Step 2 - Identification of the performance obligations in the contract.

●	Step 3 - Determination of the transaction price.

●	Step 4 - Allocation of the transaction price to the performance obligations in the contract

●	Step 5 - Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company recognizes and records revenue from its operations upon completion of installation for both solar system installations and roofing installations. In connection with the sales and installation, a signed contract between the Company and the purchaser defines the duties and obligations of each party. The contract is specific as to the duties and responsibilities which governs the accounting for these transactions. Once the Company’s performance obligations are met with installation completed, according to the signed contract, the Company’s obligations are completed and title is transferred to the buyer. The Company believes its performance obligation is completed once the installation of the solar panels is completed, which is prior to the customer receiving permission to operate the solar panels from the local utility company. The Company records sales revenue at this point in time in its accounting records. Many of the Company’s customers finance their obligations with third parties. In these situations, the finance company deducts their financing fees and remits the net amount to the Company. Revenue recorded is equal to the contract amount signed by the purchaser, net of the financing fees. The Company incurs several costs associated with the installation prior to its completion recorded. In accordance with ASC 340, installation related costs are recorded in Prepaid installation costs and in turn are expensed when installation is completed. Thus, revenue recognition is in turn matched with the installation equipment costs and expense associated with completion each project.

	For the year ended December 31,
	2023	2022
Solar Systems Installations, gross	$147,993,183	$118,048,764
Financing Fees	(45,064,634)	(32,485,288)
Solar Systems Installations, net	102,928,549	85,563,476
Roofing Installations	6,762,452	3,400,279
Total net revenues	$109,691,001	$88,963,755

Contract liabilities

The Company receives both customer lender advances and customer advances when the customer does not utilize third-party financing. These amounts are listed on the balance sheet under the caption of Contract liabilities and are considered a liability of the Company until the installation is completed. When an installation is delayed, the lender may withdraw their lender advances until the project installation is completed. The contract liabilities amounts are expected to be recognized as revenue within a few months of the Company’s receipt of the funds. The following table summarizes the change in contract liabilities:

	For the year ended December 31,
	2023	2022
Contract liabilities, beginning of the period	$1,149,047	$-
Revenue recognized from amounts included in contract liabilities at the beginning of the period	(1,149,047)	-
Cash received prior to completion of the performance obligation	5,223,518	1,149,047
Contract liabilities, as of the end of the period	$5,223,518	$1,149,047

Contract Acquisition Costs

The Company pays sales commissions to sales representatives based on a percentage of the sales contract entered into by the customer and the Company. Payment is made to the sales representative once installation is completed. Such costs are considered a Sales and marketing expense on the Statements of Operations. Since sales commission payments are subject to completion of the installation, payment is made commensurate with the recognition of revenue from the sale, and therefore the full expense is incurred as the Company does not have any remaining performance obligations.

Earnings Per Share

The Company computes basic earnings per share (“EPS”) by dividing income available to members by the weighted average number of Common Units outstanding for the reporting period. Diluted earnings per share is calculated by dividing net earnings by the weighted average number of Common units equivalents outstanding. During the periods when they are anti-dilutive, Common Unit equivalents, if any, are not considered in the computation. As of December 31, 2023 and 2022, there were no anti-dilutive Common Units or Common Unit equivalents outstanding.

Leases

The Company evaluates the contracts it enters into to determine whether such contracts contain leases at inception. A contract contains a lease if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. At commencement, contracts containing a lease are further evaluated for classification as an operating or finance lease where the Company is a lessee. When the arrangements include lease and non-lease components, the Company accounts for them as a single lease component.

Operating Leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. Operating leases are included in the line items right-of-use (“ROU”) asset, lease liabilities, current, and non-current lease liabilities in the consolidated balance sheet. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. For operating leases, the Company measures its lease liabilities based on the present value of the total lease payments not yet paid. These payments are then discounted based on the more readily determinable of the rate implicit in the lease or its incremental borrowing rate, which is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease. The Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The Company measures ROU assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Company begins recognizing lease expense when the lessor makes the underlying asset available to the Company. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

For leases with a lease term of less than one year (short-term leases), the Company has elected not to recognize a lease liability or ROU asset on its consolidated balance sheet. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its consolidated statements of operations and cash flows.

Finance leases

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. Lease costs for finance leases where the Company is the lessee includes the amortization of the ROU asset, which is amortized on a straight-line basis and recorded to depreciation and amortization and interest expense on the finance lease liability, which is calculated using the effective interest method and recorded to interest expense on the accompanying consolidated statements of operations. Finance lease ROU assets are amortized over the shorter of their estimated useful lives or the terms of the respective leases. If the Company is reasonably certain to exercise the option to purchase the underlying asset at the end of lease term, the finance lease ROU assets are amortized to the end of useful life of the assets on a straight-line basis.

Fair value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 — Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accrued expenses, advanced funding, accounts payable, and debt approximate fair value due to their relatively short maturities.

Income Taxes

The Company has elected to be taxed as a partnership under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Under these provisions, the taxable income or tax loss of the Company is passed through to its members and reported on their individual tax returns. Therefore, no provision or liability and no tax benefit or asset related to federal income taxes has been included in these financial statements. There were neither liabilities nor deferred tax assets relating to uncertain income tax positions taken or expected to be taken on the tax returns.

Restatement of previously issued financials – previously filed August 19, 2024

Restatement Background – previously filed August 19, 2024

On July 29, 2024, the Audit Committee of the Board of Directors of the Company, based upon the recommendation of management, determined that our (i) audited consolidated financial statements included in the Company’s Form 8-K for the period ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2024 and as amended on March 25, 2024 (the “Original Form 8-K”) and (ii) unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period March 31, 2024, filed with the SEC on May 16, 2024 (collectively, the “Affected Periods”), as well as the relevant portions of any communications which describe or are based on such financial statements, should no longer be relied upon, and that the previously issued financial statements for the Affected Periods should be restated.

This Note discloses the nature of the restatement adjustments and discloses the cumulative effects of these adjustments on the consolidated balance sheet, statement of operations, statement of changes in members’ equity and statement of cash flows for the period ended December 31, 2023 included in the Original Form 8-K.

Description of Restatement Adjustments – previously filed August 19, 2024

During the preparation of the Company’s consolidated interim financial statements for the quarter ended June 30, 2024, the Company’s management identified the following misstatements and adjustments not recorded during the audit, deemed immaterial at the time, to the Company’s financial statements for the year ended December 31, 2023:

●	Corrections to accounts payable related to a manual entry from interim periods which should not have been included in accounts payable at December 31, 2023. The correction of this error results in a $844,000 increase in accounts payable and expenses.

●	Accrued expenses not previously recorded at December 31, 2023 of $336,000 resulting in an increase in accrued liabilities and an increase in expenses.

●	An owner distribution paid to the owners of Sunergy in the first and second quarters related to the 2024 fiscal year was not accrued for as of December 31, 2023. The correction of this error resulted in a $325,000 increase in accrued liabilities and expenses.

●	Other miscellaneous adjustments known at December 31, 2023 but not recorded due to materiality have now been recorded. The impact of these adjustments was to reduce revenue $376,000, reduce expenses $139,000 reduce accounts receivable $66,000 and increase liabilities $380,000.

The net impact of correcting these errors is a reduction to Net Income of $1,417,000, and increase in total assets of $144,045, an increase to total liabilities of $1,885,868, and a decrease to total equity of $1,741,823.

As a result of the foregoing, in accordance with ASC 250, Accounting Changes and Error Corrections, the Company is restating the previously issued consolidated financial statements for the period ended December 31, 2023 to reflect the effects of the restatement adjustments and to make certain corresponding disclosures. In the following tables, the Company has presented a reconciliation of the accompanying consolidated balance sheet, statement of operations, statement of changes in members’ equity, and statement of cash flows. In addition, the related notes to the consolidated financial statements have also been adjusted as appropriate to reflect the impact of the restatements.

Impact to the consolidated balance sheets as of December 31, 2023

	As reported	Adjustment	As restated
Accounts receivable, including $396,488 from related parties, net of allowance for credit losses of $2,270,620, as of December 31, 2023	$2,970,705	$(65,500)	$2,905,205
Prepaid installation costs	$4,705,519	$209,545	$4,915,064
Total current assets	$16,089,286	$144,045	$16,233,331
Total assets	$47,987,187	$144,045	$48,131,232
Accounts payable	$3,785,755	$914,100	$4,699,855
Accrued expenses and other current liabilities, including $2,415,966 with related parties at December 31, 2023	$3,874,697	$771,668	$4,646,365
Contract liabilities, including $1,160,848 with related parties as of December 31, 2023	$5,023,418	$200,100	$5,223,518
Total current liabilities	$13,628,340	$1,885,868	$15,514,208
Total Liabilities	$15,654,299	$1,885,868	$17,540,167
Members’ equity	$32,332,888	$(1,741,823)	$30,591,065
Total liabilities and members’ equity	$47,987,187	$144,045	$48,131,232

Impact to the consolidated statement of operations for the year ended December 31, 2023

	As reported	Adjustment	As restated
Revenue, net of financing fees of $38,123,502 for the year ended December 31, 2023	$94,601,749	$(375,600)	$94,226,149
Total Revenue	$110,066,601	$(375,600)	$109,691,001
Cost of goods sold (exclusive of items shown below)	$88,030,259	$158,032	$88,188,291
General and administrative	$12,480,409	$883,191	$13,363,600
Total operating expenses	$103,528,766	$1,041,223	$104,569,989
Income from operations	$6,537,835	$(1,416,823)	$5,121,012
Net income	$6,230,438	$(1,416,823)	$4,813,615
Basic and diluted net income per common unit	$46.23	$(1.42)	$44.81

Impact to the consolidated statement of changes in stockholders’ equity for the year ended December 31, 2023

	As reported	Adjustment	As restated
Member distributions	$(5,173,396)	$(325,000)	$(5,498,396)
Net income	$6,230,438	$(1,416,823)	$4,813,615
Retained Earnings (Accumulated Deficit)	$1,177,024	$(1,741,823)	$(564,799)
Total Members’ equity	$32,332,888	$(1,741,823)	$30,591,065

Impact to the consolidated statement of cash flows for the year ended December 31, 2023

	As reported	Adjustment	As restated
Net income	$6,230,438	$(1,416,823)	$4,813,615
Changes in operating assets and liabilities:
Accounts receivable	$(3,541,161)	$65,500	$(3,475,661)
Prepaid installation costs	$(4,585,764)	$(209,545)	$(4,795,309)
Accounts payable	$3,587,698	$914,100	$4,501,798
Accrued expenses and other current liabilities	$1,089,619	$446,668	$1,536,287
Contract liabilities	$2,713,523	$200,100	$2,913,623
Accrual of distribution to owners	$-	$325,000	$325,000

New Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In October 2021, the FASB issued ASU2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which creates an exception to the general recognition and measurement principle for contract assets and contract liabilities from contracts with customers acquired in a business combination. The new guidance will require companies to apply the definition of a performance obligation under accounting standard codification ASC Topic 606 to recognize and measure contract assets and contract liabilities (i.e., deferred revenue) relating to contracts with customers that are acquired in a business combination. Under current GAAP, an acquirer in a business combination is generally required to recognize and measure the assets it acquires and the liabilities it assumes at fair value on the acquisition date. The new guidance will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. These amendments are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The adoption of ASU 2021-08 in 2023 did not have a material impact on the Company’s financial statements or related disclosures.

Recently Issued Accounting Standards

In March 2020, the FASB issued authoritative guidance to provide optional relief for companies preparing for the discontinuation of interest rates such as the London Interbank Offered Rate (“LIBOR”) and applies to lease and other contracts, hedging instruments, held-to-maturity debt securities and debt arrangements that reference LIBOR or another rate that is expected to be discontinued as a result of reference rate reform. In January 2021, the FASB issued authoritative guidance that makes amendments to the new rules on accounting for reference rate reform. The amendments clarify that for all derivative instruments affected by the changes to interest rates used for discounting, margining or contract price alignment, regardless of whether they reference LIBOR or another rate expected to be discontinued as a result of reference rate reform, an entity may apply certain practical expedients in ASC 848. In December 2022, the FASB issued authoritative guidance to defer the sunset date of ASC 848 from December 31, 2022 to December 31, 2024. The Company is currently evaluating the potential impact of modifying treasury related arrangements and applying the relevant ASC 848 optional practical expedients, as needed. For existing lease, debt arrangements and other contracts, the Company does not expect any qualifying contract modifications related to reference rate reform and therefore does not expect that the optional guidance in ASC 848 will need to be applied through December 31, 2024. The Company will continue to monitor new contracts that could potentially be eligible for contract modification relief through December 31, 2024.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies that contractual sale restrictions are not considered in measuring fair value of equity securities and requires additional disclosures for equity securities subject to contractual sale restrictions. The standard is effective for public companies for fiscal years beginning after December 15, 2023. This guidance became effective for the Company beginning January 1, 2024. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which will add required disclosures of significant expenses for each reportable segment, as well as certain other disclosures to help investors understand how the chief operating decision maker (“CODM”) evaluates segment expenses and operating results. The new standard will also allow disclosure of multiple measures of segment profitability, if those measures are used to allocate resources and assess performance. The amendments will be effective for public companies for fiscal years beginning after December 15, 2023. This guidance became effective for the Company beginning January 1, 2024. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The standard will be effective for public companies for fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our consolidated financial statements.

5. PROPERTY, EQUIPMENT AND OTHER FIXED ASSETS

Property, equipment and other fixed assets consisted of the following:

	As of December 31,
	2023	2022
Internally developed software	$691,745	$-
Furniture	126,007	118,245
Equipment and vehicles	2,220,168	2,004,139
Property and equipment	3,037,920	2,122,384
Accumulated depreciation	(748,197)	(422,664)
	$2,289,723	$1,699,720

Depreciation expense related to the Company’s property and equipment was $444,660 and $314,155 for the year ended December 31, 2023 and 2022, respectively, which were included in depreciation and amortization expenses in the consolidated statement of operations.

6. INTANGIBLE ASSETS

The following is a summary of the Company’s intangible assets, net at December 31, 2023 and 2022:

	Weighted Average	2023
	Remaining Useful	Gross Carrying	Accumulated
	Life (in years)	Amount	Amortization	Total
Tradename	0.75	$3,084,100	$2,313,072	$771,028
Customer lists	0	496,800	496,800	-
Non-compete	0	224,000	224,000	-
		$3,804,900	3,033,872	$771,028

	Weighted Average	2022
	Useful	Gross Carrying	Accumulated
	Life (in years)	Amount	Amortization	Total
Tradename	1.5	$3,084,100	$1,285,042	$1,799,058
Customer lists	1	496,800	310,500	186,300
Non-compete	1	224,000	140,000	84,000
		$3,804,900	$1,735,542	$2,069,358

The Company periodically reviews the estimated useful lives of its identifiable intangible assets, taking into consideration any events or circumstances that might result in either a diminished fair value or revised useful life. Management has determined there have been no indicators of impairment or change in useful life for the years ended December 31, 2023 and 2022. Amortization expense relating to the Company’s intangible assets was $1,298,333 and $1,388,433 for the years ended December 31, 2023 and 2022, respectively, which were included in depreciation and amortization expenses in the consolidated statement of operations.

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes accrued expenses and other current liabilities:

	As of December 31,
	2023	2022
Credit card accrual	$58,963	$66,468
Accrued payroll	136,668	34,369
Accrued commissions	856,360	211,092
Accrued dealer fees	2,415,966	-
Accrued transaction costs	572,429	-
Accrued distribution to owners	325,000	-
Accrued other	280,979	57,153
	$4,646,365	$369,082

8. LEASES

The Company leases both office space and warehouse space for its operations. Lease maturities vary from 2 to 5 years. Leases are viewed and recorded as operating leases and as such periodic payments (monthly) are expensed according to the period for which payment is made.

Operating lease costs recorded in general and administrative expenses in the consolidated statements of operations were $599,873 and $309,393 for the years ended December 31, 2023 and 2022, respectively.

The Company also leases multiple vehicles for its operations. The leases on vehicles generally have a 5 year term at inception and are recorded as finance leases.

Finance lease costs recorded in depreciation and amortization in the consolidated statements of operations were $98,881 and $0 for the year ended December 31, 2023, and 2022, respectively. Finance lease costs recorded in interest expense in the consolidated statements of operations were $44,506 and $0 for the year ended December 31, 2023, and 2022, respectively.

The following amounts were recorded in the Company’s balance sheet relating to its operating lease and other supplemental information:

	December 31, 2023	December 31, 2022
Right-of-use operating lease asset	$1,135,668	$1,017,717
Right-of-use finance lease asset	583,484	-

Current portion of obligations under operating leases	539,599	473,797
Current portion of obligations under finance leases	118,416	-
Obligations under operating leases, non-current	636,414	580,980
Obligations under finance leases, non-current	479,271	-
Total lease liabilities	$1,773,700	$1,054,777

Other supplemental information:
Weighted average remaining lease term (years)
Operating lease	2.86	2.37
Finance lease	4.28	-
Weighted average discount rate
Operating lease	4.26%	3.85%
Finance lease	9.75%	-%

The following table summarizes the supplemental cash flow information related to leases:

	December 31, 2023	December 31, 2022
Cash paid for amounts included in lease liabilities
Operating cash flows from operating lease	$3,285	$37,060
Operating cash flows from finance lease	$98,881	-
Financing cash flows used for finance lease	$(84,678)	-
Right-of-use assets obtained in exchange for lease liabilities, net
Operating lease	$668,376	$1,301,127
Finance lease	$682,365	$-

The following table presents the maturity analysis of operating and finance leases liabilities as of December 31, 2023:

Operating leases

Years	Operating Leases
2024	$575,547
2025	291,270
2026	186,931
2027	138,284
2028	58,566
Total operating lease payments	1,250,598
Less interest	74,585
Present value of operating lease liabilities	$1,176,013

Financing leases

Years	Finance Leases
2024	$171,476
2025	171,476
2026	171,476
2027	171,476
2028	47,607
Total finance lease payments	733,511
Less interest	135,824
Present value of finance lease liabilities	$597,687

The Company has deposited security payments related to the facility leases of $62,140 included in the Consolidated Balance Sheets caption Other Assets.

9. DEBT

The Company has financing arrangements for many of the vehicles in its fleet. The financing includes direct loans for each vehicle being financed and the vehicles serve as collateral to the loans. For the years ended December 31, 2023 and 2022 the Company entered into new vehicle financing arrangements totaling $311,029 and $561,795, respectively. Payments of debt obligations are based on level monthly payments for 60 months and include interest rates ranging from 4.94% - 11.09%. As of December 31, 2023, the weighted average interest rate on the Company’s short debt obligations is 7.2%. The combined amounts of these financial obligations are included in the Consolidated Balance Sheets captions Current portion of long-term debt and Long-term debt. The Company does not have debt covenants associated with these arrangements.

The following table presents the maturity analysis of the long-term debt as of December 31, 2023:

Years	Long-term Debt
2024	$294,398
2025	315,076
2026	317,151
2027	137,154
2028	56,383
Total debt	1,120,162
Less current portion	294,398
Long-term debt	$825,764

10. MEMBERS’ EQUITY

The Company’s Operating Agreement (“LLC Agreement”) authorizes the issuance common units and profit interest units. Common units have the right to vote, and Profit Interest units have no voting rights. As of December 31, 2023 and 2022, 1,000,000 common units were issued and outstanding. The interests and rights of all units are documented in the LLC Agreement. Upon a liquidation event, after payment of all other debts and obligations of the Company, the common and vested profit interest units will share pro rata in proportion to the number of units held by such holders in any remaining funds to be distributed. No profit interest units were issued as of December 31, 2023 and 2023.

11. RELATED PARTY TRANSACTION

During 2022, the CEO purchased materials on behalf of the Company. The amounts were recorded in cost of goods sold for the year ended December 31, 2022 and the balance at December 31, 2022 is $104,056 and was subsequently repaid in 2023.

There is one operating lease with a related party. Operating lease cost relating to this lease for the years ended December 31, 2023 and 2022 was $28,880 and $25,200, respectively. As of December 31, 2023 and 2022, the related party operating lease ROU asset was $75,378 and $7,399, respectively, and the related party operating lease liability was $58,134 and $7,828, respectively.

In 2023, some of the Company’s customer financed their obligations through third-party leasing companies established and managed by White Horse Energy, LC (“White Horse”), a holding company of which Timothy Bridgewater, Zeo’s Chairman, Chief Executive Officer and Chief Financial Officer, is the owner and manager. Mr. Bridgewater, through White Horse, holds 1% or less of the membership interests of the third-party leasing companies that own the installed solar energy systems leased by Sunergy Customers, with the remainder being held by third parties. These arrangements are similar to those with the Company’s third-party lenders. As such, the third party leasing companies deduct their financing fees and remits the net amount to the Company. For the years ended December 31, 2023 and 2022, the Company recognized $15,464,852 and $0 of revenue, net of financing fees of $6,851,232 and $0, respectively from these arrangements. As of December 31, 2023 and 2022, the Company had $396,488 and $0 of accounts receivable, $2,415,966 and $0 of accrued expenses and $1,160,848 and $0 of contract liabilities due to related parties relating to these arrangements, respectively.

12. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties - Weather Conditions

A significant portion of the Company’s business is conducted in the state of Florida. During recent years, there have been several hurricanes that have impacted our marketing, sales and installation activities. Future hurricane storms can have an adverse impact on our sales installations.

Workmanship and Warranties

The Company typically warrants solar energy systems sold to customers for periods of one to ten years against defects in design and workmanship, and for periods of one to ten years that installations will remain watertight.

The manufacturers’ warranties on the solar energy system components, which are typically passed through to the customers, have typically product warranty periods of 10 to 20 years and a limited performance warranty period of 25 years. As of December 31, 2023 and 2022, the Company did not record a warranty reserve as the historical costs incurred that the Company is required to pay have not been significant or indicative of the Company performing warranty work in the future. The Company at its discretion may provide certain reimbursement to customers if certain solar equipment is not operating as intended during future periods.

Litigation

In the normal course of business, the Company may become involved in various lawsuits and legal proceedings. While the ultimate results of these matters cannot be predicted with certainty, management does not expect them to have a material adverse effect on the financial position or results of operations of the Company.

Vendor Lien

To secure a line of credit with one of the Company’s primary supply vendor’s, the vendor filed a lien against the Company’s assets.

13. SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 16, 2024, which represents the date the consolidated financial statements were available to be issued, and no events have occurred through that date that would impact the financial statements.

On March 6, 2024, the shareholders of ESGEN approved the Zeo Energy Corp. 2024 Omnibus Incentive Equity Plan (the “Incentive Plan”), which became effective upon the Closing. 3,220,400 of the outstanding shares of Common Stock of the Company (the “Plan Share Reserve”) shall be available for Awards under the Plan. Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award. Notwithstanding the foregoing, the Plan Share Reserve shall be automatically increased on the first day of the 2025 fiscal year through the 2029 fiscal year by a number of shares of Common Stock equal to the lesser of (i) the positive difference, if any, between 2% of the then-outstanding shares of Common Stock on the last day of the immediately preceding fiscal year, and (ii) a lower number of shares of Common Stock as may be determined by the Board.

On March 13, 2024 (the “Closing Date”), the Company consummated its previously announced business combination (the “Closing”), pursuant to that certain Business Combination Agreement, dated as of April 19, 2023 (as amended on January 24, 2024, the “Business Combination Agreement”), by and among Zeo Energy Corp., a Delaware corporation (f/k/a ESGEN Acquisition Corporation, a Cayman Islands exempted company), ESGEN OpCo, LLC, a Delaware limited liability company(“OpCo”), Sunergy Renewables, LLC, a Nevada limited liability company (“Sunergy”), the Sunergy equity holders set forth on the signature pages thereto or joined thereto (collectively, “Sellers” and each, a “Seller”, and collectively with Sunergy, the “Sunergy Parties”), for limited purposes, ESGEN LLC, a Delaware limited liability company (the “Sponsor”), and for limited purposes, Timothy Bridgewater, an individual, in his capacity as the Sellers Representative (collectively, the “Business Combination”). Prior to the Closing, (i) except as otherwise specified in the Business Combination Agreement, each issued and outstanding Class B ordinary share of ESGEN was converted into one Class A ordinary share of ESGEN (the “ESGEN Class A Ordinary Shares” and such conversion, the “ESGEN Share Conversion”); and (ii) ESGEN was domesticated into the State of Delaware so as to become a Delaware corporation (the “Domestication”). In connection with the Closing, the registrant changed its name from “ESGEN Acquisition Corporation” to “Zeo Energy Corp

14. SUBSEQUENT EVENTS IN CONNECTION WITH REISSUANCE (unaudited)

As described in Note 3, the Company is reissuing its 2023 and 2022 financial statements. In connection with the reissuance of these financial statements, the Company has considered whether there are other subsequent events that have occurred since August 16, 2024 that require recognition or disclosure in the financial statements.

On October 25, 2024, the Company closed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Lumio Holdings, Inc., a Delaware corporation (“Lumio”), and Lumio HX, Inc., a Delaware corporation (together with Lumio, the “Sellers”) (who are currently in bankruptcy), pursuant to which, subject to the terms and conditions set forth in the Asset Purchase Agreement, the Company agreed to acquire certain assets of the Sellers on an as-is, where-is basis, including uninstalled residential solar energy contracts, certain inventory, intellectual property and intellectual property rights, equipment, records, goodwill and other intangible assets (collectively, the “Assets”), free and clear of any liens other than certain specified liabilities of the Sellers that are being assumed (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of (i) $4 million in cash and (ii) 6,206,897 shares of the Company’s Class A Common Stock, par value $0.0001, to be paid to LHX Intermediate, LLC, a Delaware limited liability company (“LHX”). The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, including the condition that the bankruptcy court enter an order authorizing and approving the Transaction.